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                                                                   EXHIBIT 23(a)


                          INDEPENDENT AUDITORS CONSENT
                          ----------------------------

We consent to the incorporation by reference in this Registration Statement of MidAmerican Energy Company on Form S-3 of our report dated January 25, 2000, appearing in the Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus Supplement, which is incorporated by reference in this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Des Moines, Iowa
July 3, 2000